Aircraft Finance Trust
                        Asset Backed Notes, Series 1999-1
                         Quarterly Report to Noteholders
                               September 30, 2000

I. Management's Discussion and Analysis

Any statements contained herein that are not historical facts, or that might be considered an opinion or projection, whether expressed or implied, are meant as, and should be considered, forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect. AFT assumes no obligation to update any forward-looking statements to reflect actual results or changes in the factors affecting such forward-looking statements.

Background and General

On May 5, 1999, Aircraft Finance Trust (AFT) issued $1,209 million of Asset Backed Notes (the "Initial Notes"). The Initial Notes were issued in five classes; Class A-1, Class A-2, Class B, Class C and Class D. The Initial Notes were issued simultaneously with the execution of an agreement for the sale of the beneficial interest of AFT for $39 million and an agreement to acquire 36 commercial jet aircraft for $1,196 million. On January 20, 2000 four classes of the Initial Notes were exchanged for four corresponding classes of new notes (the "Exchange Notes"), as more fully discussed below. The remaining outstanding Initial Notes and the outstanding Exchange Notes are together referred to as the Notes.

AFT is a special purpose entity, which owns aircraft subject to operating leases. AFT's business consists of aircraft leasing activities. AFT may also engage in acquisitions of additional aircraft and sales of aircraft. Any acquisitions of additional aircraft and the related issuance of additional notes will require confirmation by the rating agencies that they will not lower, qualify or withdraw their ratings on the outstanding Notes as a result. AFT's cash flows from such activities will be used to service the interest and principal on the outstanding Notes and to make distribution of remaining amounts to the holders of the beneficial interest certificates, after the payment of expenses incurred by AFT.

AFT's ability to generate sufficient cash from its aircraft assets to service the outstanding Notes will depend primarily on the rental rates it can achieve on leases, the lessees' ability to perform according to the terms of the leases and the prices it can achieve on any aircraft sales. AFT's ability to service the outstanding Notes will also depend on the level of AFT's operating expenses, including maintenance obligations that are expected to increase as the aircraft age, and any unforeseen contingent liabilities. The indenture governing the Notes requires that AFT maintain a cash reserve balance on deposit in a collections account and permits AFT to establish a credit facility, in order to provide a source of liquidity for AFT's obligations.

Interest incurred by AFT on the Notes and the rental income received by AFT under operating leases are based on combinations of variable and fixed measures of interest rates. AFT is exposed to interest rate risk to the extent that the mix of variable and fixed interest obligations under the Notes do not correlate to the mix of variable and fixed rents under operating leases. AFT has engaged advisors to monitor interest rates in order to mitigate its exposure to unfavorable variations. AFT utilizes interest rate swaps that shift the risk of fluctuations in floating rates to the counterparty in exchange for fixed payments by AFT. Risks in the use of these instruments arise from the possible inability of the counterparties to meet the terms of their contracts and from market movements in securities values and interest rates.

AFT was party to seven interest rate swap agreements at September 30, 2000. Under the agreements AFT will pay a fixed rate of interest on the notional amount to the counterparty and, in turn, the counterparty will pay AFT a rate of interest on the notional amount based on 30-day LIBOR.

Additional financial information regarding AFT, including AFT's annual and quarterly reports on Forms 10-K and 10-Q, respectively, have been filed with the Securities and Exchange Commission. These reports can be viewed at the SEC's website (http://www.sec.gov).

The indenture governing the Notes and other governing documents impose restrictions on how AFT operates its business. For example, there are concentration limits contained in the indenture that restrict AFT's ability to lease a certain percentage of aircraft to any individual lessee, to lessees in particular countries, or to lessees in particular geographical regions. The tables included in the section "Description of the Aircraft and Leases" illustrate such concentrations as of September 30, 2000.


Recent Developments

The Aircraft and Lessees

         In February 2000, a B737-300 aircraft formerly leased to a Dutch lessee was delivered for lease to a lessee based in the Philippines for a lease term of 57 months. The aircraft with respect to this lessee represents approximately 2.6% of the aggregate appraised value of all aircraft owned at December 31, 1999.

         In March 2000, AFT entered into a restructuring agreement with Canadian Airlines, a lessee of two Airbus A320-200 aircraft. Under the restructuring agreement, Canadian Airlines, a subsidiary of Air Canada, was replaced by Air Canada Capital LTD as the new lessee. Air Canada guarantees these leases. Pursuant to this restructuring, the cash security deposits of $1.5 million held by AFT in connection with these aircraft were returned to Canadian Airlines. As of September 30, 2000, all current rent amounts due under these leases had been paid. The two aircraft with respect to this lessee represent approximately 4.5% of the aggregate appraised value at December 31, 1999.

         In April 2000, AFT entered into an agreement for one MD-83 aircraft, currently leased to an Italian lessee, to extend the lease from April 2000 to November 2001. The aircraft with respect to this lessee represents approximately 1.9% of the aggregate appraised value at December 31, 1999.

         In April 2000, a B737-400 aircraft formerly leased to a Turkish lessee was returned early and re-delivered to a new lessee (based in Belgium) in April 2000 for a lease term of 36 months. This aircraft represents approximately 2.6% of the aggregate appraised value at December 31, 1999.

         In May 2000, a B737-300 aircraft formerly leased to Transbrasil was returned early. In July 2000, this aircraft was delivered to VARIG for a lease term of 60 months. The aircraft with respect to this lessee represents approximately 2.7% of the aggregate appraised value at December 31, 1999.

         In June 2000, a B767-300ER aircraft formerly leased to a Swedish lessee was delivered for lease to a Canadian lessee for a lease term of 36 months. The aircraft with respect to this lessee represents approximately 4.7% of the aggregate appraised value at December 31, 1999.

         In July 2000, a second B737-400 aircraft was returned from a Turkish lessee. AFT has entered into a letter of intent to lease this aircraft to an Indonesian lessee for a term of 60 months with an anticipated delivery date in November 2000. This aircraft represents approximately 2.6% of the aggregate appraised value at December 31, 1999.

         In September 2000, an A320-200 aircraft formerly leased by a lessee based in the United States was returned early. In October 2000, this aircraft was delivered to a lessee based in Mexico for a lease term of 60 months. This aircraft represents approximately 2.4% of the aggregate appraised value at December 31, 1999.

Other Developments

         On January 20, 2000, AFT completed an exchange offer whereby AFT issued four classes of new notes, the Exchange Notes, designated Class A-1, A-2, B and C, in exchange for the four corresponding classes of the Initial Notes. The terms of the Exchange Notes are identical in all material respects to the Initial Notes, except that the Exchange Notes are registered under the Securities Act of 1933, as amended. The Class D Notes were not exchanged and remain unchanged. $3 million of the Class A-2 Initial Notes were not tendered in the exchange offer and remain outstanding.

         Under the terms of the indenture, AFT is required to obtain annual appraisals of its aircraft. In February 2000, AFT received appraisals of the adjusted base values of the aircraft as of December 31, 1999 from three independent appraisers that are members of the International Society of Transport Aircraft Trading, as required by the indenture. The aggregate of the average of the three appraisals (the current appraised value) of the aircraft at December 31, 1999 was $1,256.1 million. The appraisals at December 31, 1999 did not indicate a decline in value of the aircraft sufficiently in excess of the value decline assumed under the terms of the indenture to require excess cash flows, as defined, to be redirected to the Class A Notes.

         As previously discussed, AFT has entered into agreements with two lessees for the two aircraft formerly leased to Turkish and Brazilian lessees. As a result of these agreements, the concentration of the five largest lessees is 38.8% of the most recent appraised value of the portfolio. One of the concentration limits in the indenture requires the five largest lessees not to exceed 35% of the most recent appraised value of the portfolio. Under the indenture, AFT is not permitted to enter into a lease agreement that would exceed certain concentration limits unless it receives rating agency confirmation that the rating agencies will not downgrade, qualify, or withdraw their ratings on the Notes. AFT received such rating agency confirmations from the rating agencies during June 2000.

         On June 21, 2000, Wayne Lippman tendered his resignation as Equity Trustee of AFT effective upon the appointment of a replacement. At September 30, 2000 a replacement had not been appointed.

         During the nine month period ended September 30, 2000, there were three lessees on non-accrual status. All aircraft with respect to these lessees have been returned early, as discussed above. The total amount of rent and maintenance reserve payments outstanding under the leases for the four aircraft from these three lessees amounted to approximately $5.8 million as of September 30, 2000. One of these lessees, based in Brazil, owed approximately $1.0 million at September 30, 2000 for outstanding maintenance reserve payments, after the application of a $1.0 million cash security deposit. The second lessee based in the United States owed approximately $1.2 million at September 30, 2000 for outstanding maintenance reserve payments after the application of $0.8 million of cash security deposits and a letter of credit. The third lessee, based in Turkey, owed approximately $3.6 million at September 30, 2000 for outstanding rent and maintenance reserve payments after the application of $1.1 million of cash security deposits and letters of credit.

         As of September 30, 2000, AFT has repaid principal on the Notes of $65.8 million, as compared to $58.7 million anticipated in the Offering Memorandum dated April 21, 1999 (the "Offering Memorandum"). AFT's ability to generate sufficient cash from its aircraft assets to service the outstanding Notes will depend primarily on the rental rates it can achieve on leases, the lessees' ability to perform according to the terms of the leases and the prices it can achieve on any aircraft sales. AFT's ability to service the outstanding Notes will also depend on the level of AFT's operating expenses, including maintenance obligations that are expected to increase as the aircraft age, and any unforeseen contingent liabilities. The indenture governing the Notes requires that AFT maintain a cash reserve balance on deposit in a collections account and permits AFT to establish a credit facility, in order to provide a source of liquidity for AFT's obligations.


II. Analysis of Activity in the Collection Account during the Quarter

AFT makes payments on the Notes monthly on the 15th of each month, or the next business day if the 15th is not a business day (the "Payment Date"). The amount of cash available for payment is determined on the Calculation Date, which is defined as being four business days prior to the Payment Date. For the purposes of this report, the "Three Month Period" comprises information from the three Monthly Reports to Noteholders through September 15, 2000 and the "Cumulative to Date", comprises information from all of the Monthly Reports to Noteholders since the Closing Date, May 5, 1999, through September 15, 2000.

The Offering Memorandum contains assumptions in respect of AFT's future cash flows and expenses (the "Assumed Case"). The following reports contain an analysis of the actual cash flows versus the Assumed Case for the Three Month Period and Cumulative to Date.

                             Aircraft Finance Trust
                        Asset Backed Notes, Series 1999-1
                      Actual Cash Flows versus Assumed Case
            Three Month Period - June 16, 2000 to September 15, 2000

                                   Three months ended September 15, 2000             As % of Assumed Lease Rentals
                                   Actual         Assumed        Variance          Actual        Assumed      Variance
                                   ------         -------        --------          ------        -------      --------
CASH COLLECTIONS
Lease rentals                       34,072,617     34,072,617               0         100.00%       100.00%        0.00%
- Renegotiated leases                  248,865              0         248,865           0.73%         0.00%        0.73%
- Rental resets                      (694,854)              0       (694,854)          -2.04%         0.00%       -2.04%
                               -----------------------------------------------  -----------------------------------------
Contracted lease rentals            33,626,628     34,072,617       (445,989)          98.69%       100.00%       -1.31%

Movement in current arrears
balance                              1,232,426              0       1,232,426           3.62%         0.00%        3.62%
Less net stress related costs
- Bad debts                          (933,585)      (341,659)       (591,926)          -2.74%        -1.00%       -1.74%
- AOG                              (1,143,708)    (1,024,978)       (118,730)          -3.36%        -3.01%       -0.35%
- Other leasing income                  40,997              0          40,997           0.12%         0.00%        0.12%
                               -----------------------------------------------  -----------------------------------------
Sub-total                            (803,870)    (1,366,637)         562,767          -2.36%        -4.01%        1.65%

Net lease revenues                  32,822,758     32,705,980         116,778          96.33%        95.99%        0.34%
                               -----------------------------------------------  -----------------------------------------

Interest earned                      1,470,618        748,463         722,155           4.32%         2.20%        2.12%

Maintenance receipts                 5,276,751                      5,276,751          15.49%                     15.49%
Maintenance disbursements          (5,000,269)                    (5,000,269)         -14.68%                    -14.68%
                               -----------------------------------------------  -----------------------------------------
Net maintenance                        276,482              0         276,482           0.81%         0.00%        0.81%

                               -----------------------------------------------  -----------------------------------------
           Total cash
           collections              34,569,858     33,454,443       1,115,415         101.46%        98.19%        3.27%
                               -----------------------------------------------  -----------------------------------------

CASH EXPENSES
Aircraft operating expenses          (596,453)    (1,366,638)         770,185          -1.75%        -4.01%        2.26%

SG&A expenses
Aircraft servicer fees             (1,103,334)    (1,116,120)          12,786          -3.24%        -3.28%        0.04%
Other                                (207,191)      (525,000)         317,809          -0.61%        -1.54%        0.93%
                               -----------------------------------------------  -----------------------------------------
Sub-total                          (1,310,525)    (1,641,120)         330,595          -3.85%        -4.82%        0.97%

                               -----------------------------------------------  -----------------------------------------
          Total cash expenses      (1,906,978)    (3,007,758)       1,100,780          -5.60%        -8.83%        3.23%
                               -----------------------------------------------  -----------------------------------------

NET CASH COLLECTIONS
Total cash collections              34,569,858     33,454,443       1,115,415         101.46%        98.19%        3.27%
Total cash expenses                (1,906,978)    (3,007,758)       1,100,780          -5.60%        -8.83%        3.23%
Movement in expense account          (183,138)              0       (183,138)          -0.54%         0.00%       -0.54%
Interest payments                 (21,961,327)   (17,769,808)     (4,191,519)         -64.45%       -52.15%      -12.30%
Swap receipts (payments)             2,234,465    (1,208,775)       3,443,240           6.56%        -3.55%       10.11%

                               -----------------------------------------------  -----------------------------------------
          Total                     12,752,880     11,468,102       1,284,778          37.43%        33.66%        3.77%
                               -----------------------------------------------  -----------------------------------------

Principal payments
A1                                           0              0               0           0.00%         0.00%        0.00%
A2                                (10,761,820)    (9,472,949)     (1,288,871)         -31.58%       -27.80%       -3.78%
B                                  (1,991,060)    (1,995,153)           4,093          -5.84%        -5.86%        0.01%
C                                            0              0               0           0.00%         0.00%        0.00%
D                                            0              0               0           0.00%         0.00%        0.00%
                               -----------------------------------------------  -----------------------------------------
          Total                   (12,752,880)   (11,468,102)     (1,284,778)         -37.43%       -33.66%       -3.77%
                               -----------------------------------------------  -----------------------------------------

                             Aircraft Finance Trust
                        Asset Backed Notes, Series 1999-1
                      Actual Cash Flows versus Assumed Case
             Cumulative to Date - May 5, 1999 to September 15, 2000

                                             Cumulative to Date                        As % of Assumed Lease Rentals
                                   Actual         Assumed         Variance           Actual        Assumed      Variance
                                   ------         -------         --------           ------        -------      --------
CASH COLLECTIONS
Lease rentals                     183,326,108     183,326,108                0          100.00%       100.00%        0.00%
- Renegotiated leases               (380,795)               0        (380,795)           -0.21%         0.00%       -0.21%
- Rental resets                     (787,304)               0        (787,304)           -0.43%         0.00%       -0.43%
- Excess rents at closing           5,924,523               0        5,924,523            3.23%         0.00%        3.23%
                               ------------------------------------------------   -----------------------------------------
Contracted lease rentals          188,082,532     183,326,108        4,756,424          102.59%       100.00%        2.59%

Movement in current arrears
balance                             (882,610)               0        (882,610)           -0.48%         0.00%       -0.48%
Less net stress related costs
- Bad debts                       (2,173,418)     (1,838,282)        (335,136)           -1.19%        -1.00%       -0.18%
- AOG                             (1,561,094)     (5,514,847)        3,953,753           -0.85%        -3.01%        2.16%
- Other leasing income                284,561               0          284,561            0.16%         0.00%        0.16%
                               ------------------------------------------------   -----------------------------------------
Sub-total                         (4,332,561)     (7,353,129)        3,020,568           -2.36%        -4.01%        1.65%

Net lease revenues                183,749,971     175,972,979        7,776,992          100.23%        95.99%        4.24%
                               ------------------------------------------------   -----------------------------------------

Investment income                   6,212,354       4,055,544        2,156,810            3.39%         2.21%        1.18%

Maintenance receipts               25,278,169                       25,278,169           13.79%                     13.79%
Maintenance disbursements        (13,452,646)                     (13,452,646)           -7.34%                     -7.34%
                               ------------------------------------------------   -----------------------------------------
Net maintenance                    11,825,523               0       11,825,523            6.45%         0.00%        6.45%

                               ------------------------------------------------   -----------------------------------------
          Total cash
          collections             201,787,848     180,028,523       21,759,325          110.07%        98.20%       11.87%
                               ------------------------------------------------   -----------------------------------------

CASH EXPENSES
Aircraft operating expenses       (2,436,329)     (7,353,129)        4,916,800           -1.33%        -4.01%        2.68%

SG&A expenses
Aircraft servicer fees            (6,068,823)     (5,984,025)         (84,798)           -3.31%        -3.26%       -0.05%
Other                             (2,002,901)     (2,800,000)          797,099           -1.09%        -1.53%        0.43%
                               ------------------------------------------------   -----------------------------------------
Sub-total                         (8,071,724)     (8,784,025)          712,301           -4.40%        -4.79%        0.39%

                               ------------------------------------------------   -----------------------------------------
          Total cash expenses    (10,508,053)    (16,137,154)        5,629,101           -5.73%        -8.80%        3.07%
                               ------------------------------------------------   -----------------------------------------

NET CASH COLLECTIONS
Total cash collections            201,787,848     180,028,523       21,759,325          110.07%        98.20%       11.87%
Total cash expenses              (10,508,053)    (16,137,154)        5,629,101           -5.73%        -8.80%        3.07%
Movement in expense account      (18,021,424)               0     (18,021,424)           -9.83%         0.00%       -9.83%
Interest payments               (110,098,153)    (98,265,765)     (11,832,388)          -60.06%       -53.60%       -6.45%
Swap receipts (payments)            2,607,334     (6,951,567)        9,558,901            1.42%        -3.79%        5.21%

                               ------------------------------------------------   -----------------------------------------
          Total                    65,767,552      58,674,037        7,093,515           35.87%        32.01%        3.87%
                               ------------------------------------------------   -----------------------------------------

Principal payments
A1                                          0               0                0            0.00%         0.00%        0.00%
A2                               (62,070,364)    (55,036,977)      (7,033,387)          -33.86%       -30.02%       -3.84%
B                                 (3,697,188)     (3,637,060)         (60,128)           -2.02%        -1.98%       -0.03%
C                                           0               0                0            0.00%         0.00%        0.00%
D                                           0               0                0            0.00%         0.00%        0.00%
                               ------------------------------------------------   -----------------------------------------
          Total                  (65,767,552)    (58,674,037)      (7,093,515)          -35.87%       -32.01%       -3.87%
                               ------------------------------------------------   -----------------------------------------

Notes:

The line item descriptions below should be read in conjunction with the Actual Cash Flows versus Assumed Case reports provided above.

Lease rentals. Lease rentals refers to gross revenue based on the assumptions in the offering memorandum dated April 21, 1999.

Renegotiated leases. Renegotiated leases refer to the loss in rental revenue caused by a lessee negotiating a reduction in the lease rental. This can be a permanent reduction over the remaining lease term in exchange for other contractual concessions or a result of seasonal adjustments in the monthly rental amount.

Rental resets. Rental resets are a measure of the gain or loss in rental revenue when new lease rates are different from those assumed in the Assumed Case, including lease rate adjustments for changes in interest rates on floating rate leases, lease extensions or renewals with current lessees at the end of the lease term.

Excess rents at closing. Excess rents at Closing refer to the excess of the actual rental revenue over the anticipated rental revenue under the Assumed Case. AFT received rents from April 29, 1999 forward and pro-rated rental payment from the seller, for rents earned by AFT, but received by the seller(s) prior to the close of AFT.

Contracted lease rentals. Contracted lease rentals represent the current contracted lease rental rollout which equates to the Assumed Case lease rentals less adjustments for renegotiated leases, rental resets and excess rent at closing.

Movement in current arrears balance. Movement in current arrears balance is the total contracted lease rentals outstanding from current lessees at a given date and excludes any amounts classified as bad debts.

Net stress-related costs. Net stress-related costs is a combination of all the factors which can cause actual lease rentals received to differ from the contracted lease rentals. The Assumed Case estimated net stress-related costs based on a percentage of the sum of the Assumed Case lease rentals and the interest on the lease rentals.

Bad debts. Bad debts are total contracted lease rentals in arrears, net of security deposits drawn down, owed by lessees who have defaulted and which are deemed irrecoverable. Rental arrears from non-accrual lessees are reclassified to Bad Debts when the aircraft is redelivered from the lessee.

Aircraft on ground ("AOG"). AOG is defined as the Assumed Case lease rental lost when an aircraft is off-lease and non-revenue earning.

Other leasing income. Other leasing income consists of miscellaneous income received in connection with a lease other than contracted rentals, maintenance receipts and security deposits, such as early termination payments or default interest.

Net lease rentals. Net lease rentals is contracted lease rentals less any movement in current arrears balance and net stress-related costs.

Interest earned. Interest earned mainly relates to interest received on cash balances held in the collection, expense and certain lessee funded accounts. Cash held in the collection account consists of the cash liquidity reserve amount of $52 million, in addition to the intra-month cash balances for all the rentals and maintenance payments collected prior to the monthly payment date. The expense account contains cash set aside to pay for expenses which are expected to be payable over the next five months. Lessee funded accounts consist of cash security deposits. In most instances, interest earned from the lessee funded accounts, accrues in favor of AFT.

Net maintenance. Net maintenance refers to maintenance reserve revenue received less any maintenance reimbursements paid. The Assumed Case assumes that, over time, maintenance revenue will equal maintenance expenditures. However, it is unlikely that in any particular note payment period, maintenance revenue will exactly equal maintenance expenses.

Aircraft   operating   expenses.   Aircraft   operating  expenses  includes  all
operational costs related to the leasing of an aircraft including costs of re-leasing, repossession and other overhead costs.

Aircraft servicer fees. Aircraft servicer fees are amounts paid to the aircraft servicer, GE Capital Aviation Services Ltd., in accordance with the terms of the servicing agreement.

Other. Other relates to fees and expenses paid to and for other service providers including the administrative agent, financial advisor, legal advisors, auditors, rating agencies, the trustees, and other selling, general and administrative expenses.

Movement in expense account. Movement in expense account relates to increases or decreases in the accrued expense amounts transferred in or out of the expense account.

Interest payments. Interest payments represent the amount of interest paid on AFT's outstanding classes of Notes issued on May 5, 1999.

Swap receipts (payments). According to the terms of the interest rate swap agreements, AFT pays a fixed rate of interest on the notional amount of the swaps to the counterparty and in turn the counterparty pays AFT a rate of interest on the notional amount based on the 30 day LIBOR rate, which will results in monthly net swap payments paid or received.


III. Description of the Aircraft and Leases

The  following  tables  set forth  details  of the  aircraft  owned by AFT as of
September 30, 2000. See "Management's Discussion and Analysis - Recent Developments" for further information about events that have occurred subsequent to September 30, 2000.

The following table identifies the 36 aircraft by type of aircraft.

                                                             % of Aircraft by
                     Type of      Number of                Appraised Value as of
Manufacturer        Aircraft      Aircraft    Body Type      December 31, 1999
------------        --------      --------    ---------      -----------------
Boeing              B737-300         11       Narrowbody             28.6 %
                    B737-400          5       Narrowbody             11.9
                    B767-200ER        2       Widebody                5.2
                    B767-300ER        4       Widebody               23.8
Airbus              A310-300          1       Widebody                2.7
                    A320-200          7       Narrowbody             17.8
McDonnell Douglas   DC-10-30          2       Widebody                3.0
                    MD-83             4       Narrowbody              7.0
                                    ---                            ------
Total                                36                             100.0 %

All of the aircraft hold or are capable of holding a noise certificate issued under Chapter 3 of Volume I, Part II of Annex 16 of the Chicago Convention or have been shown to comply with the Stage 3 noise levels set out in Section 36.5 of Appendix C of Part 36 of the United States Federal Aviation Regulations.


The following table identifies the countries in which the lessees of the 36 aircraft are based, calculated as of September 30, 2000.

                                                           % of Aircraft by
                                           Number of     Appraised Value as of
Country                                    Aircraft        December 31, 1999
-------                                    --------        -----------------
U.K.......................................     7                    22.0  %
U.S.......................................     5                    13.4
Canada....................................     4                    11.9
Italy.....................................     2                     9.0
France....................................     2                     6.3
China.....................................     2                     5.2
Brazil....................................     3                     7.9
Spain.....................................     3                     5.0
Ireland...................................     2                     5.0
India.....................................     2                     4.1
Philippines...............................     1                     2.6
Belgium...................................     1                     2.6

Off Lease.................................     2                     5.0
                                             ---                  ------
Total.....................................    36                   100.0  %

The following table identifies the regions in which the 36 aircraft are based, calculated as of September 30, 2000.

                                                           % of Aircraft by
                                           Number of     Appraised Value as of
Region                                     Aircraft        December 31, 1999
------                                     --------        -----------------
Developed Markets
     Europe...............................    17                    49.9  %
     North America........................     9                    25.3
Emerging Markets
     Asia.................................     5                    11.9
     Latin America........................     3                     7.9

Off Lease.................................     2                     5.0
                                             ---                  ------
Total.....................................    36                   100.0  %


The following table identifies the current lessees of the 36 aircraft, calculated as of September 30, 2000.

                                                             % of Aircraft by
                                               Number of   Appraised Value as of
Lessee                                         Aircraft      December 31, 1999
------                                         --------      -----------------
Air 2000 Limited.............................      1                   7.0  %
Air Canada Capital Limited...................      3                   9.2
Airtours International Airways Limited.......      2                   4.6
Linee Aeree Italiane S.p.A...................      1                   7.1
America West Airlines, Inc...................      1                   2.7
British Airways..............................      1                   2.6
British Midland Airways PLC..................      3                   7.7
CityBird.....................................      1                   2.6
China Eastern Airlines Corporation Limited...      2                   5.2
Continental Airlines, Inc....................      2                   3.0
Eurofly S.p.A................................      1                   1.9
Frontier Airlines, Inc.......................      1                   2.6
Jet Airways (India) Limited..................      2                   4.1
Philippine Airlines Inc......................      1                   2.6
Royal Aviation, Inc..........................      1                   2.7
Spanair S.A..................................      3                   5.1
Societe de Transport Aerien Regional.........      2                   6.3
TWA..........................................      1                   5.0
VARIG........................................      3                   7.9
Virgin Express S.A. N.V......................      2                   5.1

Off Lease....................................      2                   5.0
                                                 ---                ------
Total........................................     36                100.0%

Total Number of Lessees: 20

The following table lists the 36 aircraft by seat category.

                                                             % of Aircraft by
                                               Number of   Appraised Value as of
Seat Category       Aircraft Types             Aircraft      December 31, 1999
-------------       --------------             --------      -----------------
121-170             B737-300, B737-400, MD-83     20                 47.5   %
135-180                              A320-200      7                 17.8
171-240      A310-300, B767-200ER, B767-300ER      7                 31.7
240+                                 DC-10-30      2                  3.0
                                                 ---                -----
Total                                             36                100.0   %


The following table identifies the aircraft by year of aircraft manufacture. The
weighted   average  age  of  the  36  aircraft  as  of  September  30,  2000  is approximately 6.2 years.

                                                             % of Aircraft by
                                             Number of     Appraised Value as of
Year of Manufacture                          Aircraft        December 31, 1999
-------------------                          --------        -----------------
1980......................................       1                     1.4  %
1982......................................       1                     1.6
1986......................................       1                     1.5
1987......................................       2                     5.2
1988......................................       1                     2.7
1989......................................       1                     1.7
1991......................................       6                    15.7
1992......................................       4                    11.1
1993......................................       1                     2.4
1996......................................       5                    12.8
1997......................................      10                    27.1
1998......................................       1                     2.7
1999......................................       2                    14.1
                                              ----                  ------
Total.....................................      36                   100.0  %


Further particulars of the 36 aircraft, calculated as of September 30, 2000 are contained in the table below:

                                                                                                       Appraised
                                                                                                      Value as of
          Country in which                         Aircraft         Engine     Serial     Date of    December 31,    % of
Region    Aircraft is Based        Lessee            Type            Type        No.    Manufacture      1999        Total
------    -----------------        ------            ----            ----        --     -----------      ----        -----
Europe (Developed)                                                                                      ($000)
           Belgium            CityBird            B737-400      CFM56-3C1        28491    11/96     $    32,550      2.6  %
           France             STAR Airlines       A320-200      CFM56-5B4          737     9/97          39,404      3.1
           France             STAR Airlines       A320-200      CFM56-5B4          749     9/97          39,401      3.1
           Ireland            Virgin Express      B737-300      CFM56-3C1        28333     8/96          30,721      2.5
           Ireland            Virgin Express      B737-400      CFM56-3C1        28489    11/96          32,640      2.6
           Italy              Alitalia            B767-300ER    CF6-80C2B7F      30008     3/99          88,549      7.1
           Italy              Eurofly S.p.A.      MD-83         JT8D-219         53199     3/92          24,288      1.9
           Spain              Spanair S.A.        MD-83         JT8D-219         49398    11/86          18,829      1.5
           Spain              Spanair S.A.        MD-83         JT8D-219         49791     9/89          21,674      1.7
           Spain              Spanair S.A.        MD-83         JT8D-219         53198     4/91          22,882      1.8
           United Kingdom     Air 2000            B767-300ER    CF6-80C2B7F      29617     3/99          88,308      7.0
           United Kingdom     Airtours            A320-200      CFM56-5A3          221     9/91          29,019      2.3
           United Kingdom     Airtours            A320-200      CFM56-5A3          222    10/91          29,053      2.3

                                       11

           United Kingdom     British Airways     B737-300      CFM56-3C1        28548    12/97          33,207      2.7
           United Kingdom     British Midland     B737-300      CFM56-3C1        28554    12/96          31,282      2.5
           United Kingdom     British Midland     B737-300      CFM56-3C1        28557     3/97          32,447      2.6
           United Kingdom     British Midland     B737-300      CFM56-3C1        28558     4/97          32,518      2.6
North America (Developed)
           United States      America West        B737-300      CFM56-3C1        28740     6/98          34,467      2.7
           United States      Continental         DC-10-30      CF6-50C2         46584     2/80          18,070      1.4
           United States      Continental         DC-10-30      CF6-50C2         48292     2/82          19,966      1.6
           United States      Frontier Airlines   B737-300      CFM56-3C1        28563     8/97          32,874      2.6
           United States      TWA                 B767-300ER    PW4060           25403     1/92          62,950      5.0
           Canada             Air Canada          A320-200      CFM56-5A1          210     7/91          27,962      2.2
           Canada             Air Canada          A320-200      CFM56-5A1          231     9/91          28,330      2.3
           Canada             Air Canada          B767-300ER    CF6-80C2B6F      25221     7/91          59,513      4.7
           Canada             Royal Aviation      A310-300      CF6-80C2A2         448     2/88          34,087      2.7
Asia (Emerging)
           China              China Eastern       B737-300      CFM56-3C1        28561     6/97          32,424      2.6
           China              China Eastern       B737-300      CFM56-3C1        28562     7/97          32,538      2.6
           India              Jet Airways         B737-400      CFM56-3C1        25663    11/92          25,913      2.1
           India              Jet Airways         B737-400      CFM56-3C1        25664    11/92          26,071      2.1
           Philippines        Philippine Airlines B737-300      CFM56-3C1        28559     5/97          32,701      2.6
Latin America (Emerging)
           Brazil             VARIG               B767-200ER    CF6-80C2B        23805     7/87          32,515      2.6
           Brazil             VARIG               B767-200ER    CF6-80C2B        23806     7/87          32,527      2.6
           Brazil             VARIG               B737-300      CFM56-3C1        28564    11/97          33,321      2.7

Off Lease
                                                  B737-400      CFM56-3C1        28490    11/96          32,510      2.6
                                                  A320-200      V2500-A1           373     1/93          30,623      2.4
                                                                                                    -----------      ---
Total                                                                                               $ 1,256,134      100  %


                                       12